Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Sevcon, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 15, 2016

MESON CAPITAL LP

By: Meson Capital Partners LLC, its General Partner

/s/ Ryan Morris
Ryan Morris
Managing Member

MESON CONSTRUCTIVE CAPITAL LP

By: Meson Capital Partners LLC, its General Partner

/s/ Ryan Morris
Ryan Morris
Managing Member

MESON CAPITAL PARTNERS LLC

/s/ Ryan Morris
Ryan Morris
Managing Member

RYAN MORRIS

/s/ Ryan Morris